UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2011

MAXSYS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53148	26-0904488
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22817 Ventura Blvd., Suite #462, Woodland Hills, CA 91364
(Address of principal executive offices)(Zip Code)

(818) 943-8068
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                 Entry into a Material Definitive Agreement.

On March 5, 2011, Maxsys Holdings, Inc. (the “Company”) entered into a Share Exchange Agreement with Dalian Pauley Shield Bio-Engineering Co. (“Pauley Shield”), a corporation duly incorporated in the People's Republic of China ("PRC") under the laws of the PRC with its main office at Dalian, China.  Subject to formal approval by the respective boards of directors, legal review, and satisfactory completion of all applicable due diligence, said Share Exchange Agreement provides the basis for an acquisition transaction (the “Acquisition”) in which the Company through issuance of Common Stock to acquire 100% of Pauley Shield such that following completion of a stock swap at transaction closing, former Pauley Shield stockholders shall hold title to 79.335% of Maxsys Holdings Inc, the surviving entity.

The parties plan to complete the Acquisition as soon as reasonably practical, provided that the conditions specified in the Share Exchange Agreement have been satisfied or waived.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Share Exchange Agreement dated March 5, 2011, by and between Maxsys Holdings, Inc. and Dalian Pauley Shield Bio-Engineering Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maxsys Holdings, Inc.
Dated: March 8, 2011	By:	/s/ William Elder
William Elder
Title: CEO

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Exchange Agreement dated March 5, 2011, by and between Maxsys Holdings, Inc. and Dalian Pauley Shield Bio-Engineering Co.